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Exhibit 99.1

Isonics Provides Guidance on Exercisability of Warrant Classes

Class B and C Warrants Temporarily Not Exercisable

        GOLDEN, CO (October 14)—Isonics Corporation (NASDAQ: ISON), provided guidance today with respect to various classes of warrants. Specifically, the Company noted that its Class B and Class C warrants are not presently exercisable due to the fact that the related Form SB-2 registration statement is not current. The warrants may still be traded on the Nasdaq SmallCap market and are listed under the symbols ISONL and ISONZ, respectively. The announcement was made by John V. Sakys, vice president and CFO of Isonics.

        The Company indicated that it expects to file an updated Form SB-2 with the SEC within 10 business days. Upon effectiveness of the post-effective amendment, the Company will announce that the warrants are again exercisable.

        A Class B warrant is exercisable for $1.50 and results in one common share and one Class C warrant. A Class C warrant is exercisable for $2.50 and results in one common share. Both warrants expire December 31, 2005. This announcement does not constitute the offer of any Isonics securities for sale.

Cautionary Statement

        Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Further, the Company operates in industries where securities values may be volatile and may be influenced by regulatory and other factors beyond the Company's control. Other important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company's 10-KSB for the year ended April 30, 2004, and its quarterly report on Form 10-QSB for the three months ended July 31, 2004, both as filed with the Securities and Exchange Commission, which include the Company's cash flow difficulties, dependence on significant customers, and rapid development of technology, among other risks. In assessing forward-looking statements contained herein, readers are urged to carefully read all cautionary statements contained in the Company's filings with the Securities and Exchange Commission.

Contact:

  Isonics Corporation
  John V. Sakys, 303-279-7900
  or
  Investor Relations:
  Trilogy Capital Partners, Inc.
  Paul Karon, 800-342-1467
  paul@trilogy-capital.com

Source: Isonics Corporation

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Isonics Provides Guidance on Exercisability of Warrant Classes